Exhibit 99.1

TERMINATION OF JOINT FILING AND SOLICITATION AGREEMENT

May 8, 2017

Each of the undersigned is a party to that certain Joint Filing and Solicitation Agreement, dated March 9, 2017 (the "Group Agreement").  Each of the undersigned hereby agrees that the Group Agreement is terminated effective immediately.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Lone Star Value Co-Invest I, LP

By:	Lone Star Value Investors GP, LLC General Partner

By:	/s/ Jeffrey E. Eberwein
	Name:	Jeffrey E. Eberwein
	Title:	Manager

Lone Star Value Investors, LP

By:	Lone Star Value Investors GP, LLC General Partner

By:	/s/ Jeffrey E. Eberwein
	Name:	Jeffrey E. Eberwein
	Title:	Manager

Lone Star Value Investors GP, LLC

By:	/s/ Jeffrey E. Eberwein
	Name:	Jeffrey E. Eberwein
	Title:	Manager

Lone Star Value Management, LLC

By:	/s/ Jeffrey E. Eberwein
	Name:	Jeffrey E. Eberwein
	Title:	Sole Member

Ameri and Partners Inc.

By:	/s/ Giri Devanur
	Name:	Giri Devanur
	Title:	President and Chief Executive Officer

AMERI Holdings, Inc.

By:	/s/ Giri Devanur
	Name:	Giri Devanur
	Title:	President and Chief Executive Officer

/s/ DHRUWA N. RAI
DHRUWA N. RAI

/s/ROBERT G. PEARSE
ROBERT G. PEARSE